As filed with the Securities and Exchange Commission on August 8, 2003
                            Registration No. ________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933


                        FIRST CHESTER COUNTY CORPORATION
             (Exact name of registrant as specified in its charter)


            Pennsylvania                                23-2288763
         ----------------------                     ---------------------
     (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                  Identification No.)

           9 North High Street
        West Chester, Pennsylvania                         19380
        --------------------------                  ----------------
(Address of principal executive offices)                 (Zip Code)


        THE FIRST NATIONAL BANK OF CHESTER COUNTY RETIREMENT SAVINGS PLAN
                            (Full title of the plan)



                                CHARLES E. SWOPE
                      President and Chief Executive Officer
                        First Chester County Corporation
                               9 North High Street
                        West Chester, Pennsylvania 19380
                                 (484) 881-4000
              (Name, address, including zip code, and telephone number,
                     including area code, of agent for service)


                                    Copy to:

                          PATRICIA A. GRITZAN, ESQUIRE
                                 Saul Ewing LLP
                         1500 Market Street, 38th Floor
                             3800 Centre Square West
                      Philadelphia, Pennsylvania 19102-2186
                                 (215) 972-7777

                         CALCULATION OF REGISTRATION FEE

======================= =============== ================= ================== =======================================
                                            Proposed       Proposed Maximum
Title of Securities to   Amount to be       Maximum           Aggregate          Amount of Registration Fee
    be Registered       Registered (1)   Offering Price     Offering Price
                                         Per Share (1)           (2)
----------------------- --------------- ----------------- ------------------ ---------------------------------------

Common Stock, Par         100,000          $20.45 (E)         $2,045,000               $165.44(E)
Value $1.00 Per Share
======================= =============== ================= ================== =======================================

(1) Pursuant to Rule 416(a), the number of shares being registered shall include an indeterminate number of additional shares of common stock or common stock which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the First National Bank of Chester County Retirement Savings Plan.

(2) The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the bid and asked price for shares of the Common Stock on August 4, 2003.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.(1)

Item 2.  Registrant Information and Employee Plan Annual Information.(1)

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The documents listed in paragraphs (a) through (c) below are incorporated herein by this reference thereto, and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by this reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2002.

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, and Annual Report on Form 11-K for the year ended December 31, 2001.

     (c) The Registrant's current reports on From 8-K filed on January 2, 2003, January 29, 2003, January 30, 2003, May 1, 2003, as amended, and July 25, 2003.

     (d) The description of the Common Stock contained in the registration statement filed by the Registrant to register such securities under
         Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.





(1) The information called for by Part I of Form S-8 is currently includeded in separate documents which are delivered to each employee who is eligible to participate in the Plan in accordance with Rule 428 under the Securities Act of 1933, as amended. Pursuant to the Note to Part I of Form S-8, this information is not filed with this Form S-8.

Item 6.  Indemnification of Directors and Officers.

The Registrant's Articles of Incorporation provide that the Registrant shall indemnify its officers and directors and the officers and directors of its subsidiaries to the full extent permitted by and under the terms and conditions of the Business Corporation Law of the Commonwealth of Pennsylvania (the "BCL"), as amended from time to time, and the Registrant may, by action of its Board of Directors, indemnify all other persons it may indemnify pursuant to such law, provided that indemnification may not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. In accordance with the BCL, the Registrant's By-laws include the indemnification provision excerpted below:

               Section 8.02. Indemnification. The Corporation shall indemnify any officer or director (or employee or agent designated by majority vote of the Board of Directors to the extent provided in such vote) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, proceedings, whether civil, criminal, administrative or investigative (including action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer (or employee or agent) of the Corporation or is or was serving at the request of the Corporation as a director, officer (or employee or agent) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Officers and directors of subsidiaries of the Corporation shall be deemed to be persons acting as an officer or director of another corporation at the request of the Corporation. Indemnification pursuant to this Section shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Expenses incurred by an officer, director, employee or agent purportedly indemnified by this Section in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. The indemnification and advancement of expenses provided by, or granted pursuant to, this
               Section 8.02 shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person. This Section 8.02 shall not be effective with respect to any action, suit or proceeding commenced prior to January 27, 1987.

               The Registrant maintains Directors' and Officers' liability insurance for all of its Directors and Officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

The following is a list of exhibits filed with, or incorporated by reference into, this Registration Statement:

         5.1      Opinion of MacElree Harvey, Ltd.

         5.2 Copy of the Internal Revenue Service determination letter that the Plan is qualified under section 401 of the Internal Revenue Code

         23.1     Consent of Grant Thornton LLP

         23.2     Consent of MacElree  Harvey,  Ltd.  (contained  in Exhibit No.
                  5.1)

         24       Power  of  Attorney   (included  on  signature   page  of  the
                  Registration Statement)

Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

             (1)  To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the  prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii)To include any material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of West Chester, State of Pennsylvania, on August 8, 2003.

                        FIRST CHESTER COUNTY CORPORATION


                        /s/ Charles E. Swope
                        ----------------------------------------
                        Charles E. Swope, President and CEO



Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, State of Pennsylvania, on August 8, 2003.

                        THE FIRST NATIONAL BANK OF CHESTER COUNTY
                        RETIREMENT SAVINGS PLAN

                        /s/ William D. Wagenmann
                        ----------------------------------------
                        William D. Wagenmann
                        Executive Vice President

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints Charles E. Swope, Kevin C. Quinn, and J. Duncan Smith, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                            Title                     Date
---------                                            -----                     ----

/s/  Charles E. Swope                   President and CEO                   August 8, 2003
----------------------
Charles E. Swope


/s/ Kevin C. Quinn                      Chief Operating Officer             August 8, 2003
------------------
Kevin C. Quinn

/s/ J. Duncan Smith                     Treasurer (Principal                August 8, 2003
-------------------
J. Duncan Smith                         Accounting and Financial Officer)


/s/  John J. Ciccarone                  Director                            August 8, 2003
----------------------
John J. Ciccarone


/s/  M. Robert Clarke                   Director                            August 8, 2003
---------------------
M. Robert Clarke


/s/ Clifford E. DeBaptiste              Director                            August 8, 2003
--------------------------
Clifford E. DeBaptiste


/s/  John A. Featherman, III            Director                            August 8, 2003
----------------------------
John A. Featherman, III


/s/  John S. Halsted                    Director                            August 8, 2003
--------------------
John S. Halsted


/s/ David L. Peirce                     Director                            August 8, 2003
-------------------
David L. Peirce


/s/ John B. Waldron                     Director                            August 8, 2003
-------------------
John B. Waldron


/s/ J. Carol Hanson                     Director                            August 8, 2003
-------------------
J. Carol Hanson

                                  EXHIBIT INDEX

Exhibit No.                Exhibit

5.1                        Opinion of MacElree Harvey, Ltd.

5.2 Copy of the Internal Revenue Service determination letter that the Plan is qualified under section 401 of the Internal Revenue Code

23.1                       Consent of Grant Thornton LLP,

23.2                       Consent of MacElree Harvey, Ltd.
                           (Contained in Exhibit No. 5.1)

24                         Power of Attorney authorizing Charles E. Swope, Kevin
                           C. Quinn, and J. Duncan Smith to sign the Registration Statement (included in signature page of the Registration Statement)